Exhibit 10.30

FIRST AMENDMENT

TO

DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT made and entered into this 13th day of March, 1980, by and between ROWE FURNITURE CORPORATION, a Virginia corporation (hereinafter referred to as the “Company” ), and BARRY A. BIRNBACH (hereinafter referred to as the “Employee”).

WITNESSETH:

WHEREAS, the Company and the Employee did enter into a Deferred Compensation Agreement on the 31st day of August, 1978; and

WHEREAS, the parties to such Agreement desire to amend its terms in accordance with the resolution adopted by the Board of Directors of the Company at its Board Meeting held on the 13th day of March, 1980;

NOW, THEREFORE, in consideration of the forgoing and the mutual promises of the parties thereto, it is agreed as follows:

1. Paragraph 8 of the above referred to Deferred Compensation Agreement is hereby amended in full, as follows:

8.	Termination of Employment by Employee Prior to Normal Retirement Date

In the event that Employee voluntarily terminates his employment with the Company for reasons other than attaining age sixty-two (62), death, or disability (as hereinafter defined), no payment shall be due to said Employee and/or his beneficiaries under any provision of this

Agreement; provided, however, that if such Employee, at the time of such voluntary termination, has completed at least fifteen (15) years of service with the Company and his age plus years of service with the Company is equal to or greater than the sum of sixty (60), then in that event, Employee shall be entitled to the same benefits as a discharged employee, as set forth in Paragraph 10(a) hereinbelow.

2. All other terms and provisions of the above referred to Deferred Compensation Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Employee have executed this First Amendment to Deferred Compensation Agreement under seal, each intending to be legally bound hereby.

ROWE FURNITURE CORPORATION a Virginia corporation
(corporate seal)
	By	/s/ Gerald M. Birnbach
Gerald M. Birnbach President

ATTEST:

/s/ Joseph Skarbek
Joseph Skarbek Secretary

/s/ BARRY A. BIRNBACH
BARRY A. BIRNBACH